ETFS Trust 485BPOS

AMENDMENT TO AGENCY SERVICES AGREEMENT

This Amendment (“Amendment”) to the Agency Services Agreement dated December 4, 2014, as amended (the “Principal Agreement”) between ETFS Trust on behalf of the portfolios listed on Exhibit A to the Principal Agreement (each, an “ETF Series”) and JPMorgan Chase Bank, N.A. ( “J.P. Morgan”), is made and entered into between the foregoing parties as of March __, 2017 (the “Effective Date”). Each party hereto shall be referred to herein as a “Party,” and jointly, the “Parties”.

W I T N E S S E T H:

WHEREAS, all the ETF Series and J.P. Morgan entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide agency services;

WHEREAS, the Parties now wish to replace the Principal Agreement’s Exhibit A to remove the existing ETF Series and add each of ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF, ETFS Bloomberg All Commodity Strategy K-1 Free ETF, ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF, ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF and ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF thereto, as of the Effective Date; and

WHEREAS, the Parties wish to make other amendments to the Principal Agreement as set forth herein, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be revised and amended as follows:

(A)	Section 10 details for notices to the Trust be deleted and replaced with the following:

ETFS Trust

405 Lexington Avenue, 34th Floor,

New York, NY 10174

Attention: Matt Collins/Adam Rezak

Telephone: 646 846 3134/ 646 846 3133

(B)	Exhibit A (List of ETF Series) to the Principal Agreement is hereby deleted in its entirety and is replaced with a new Exhibit A attached hereto and all references to “ETF Series” in the Principal Agreement shall include references to each fund as set out in Exhibit A.

Save as varied by this Amendment, the Principal Agreement is confirmed and shall remain in full force and effect.

3.	Representations. Each Party represents to the other Parties that all of its representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.	Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitutes the whole agreement between the Parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.	Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

ETFS TRUST

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

EXHIBIT A

list of ETF SERIES

1.	ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF

2.	ETFS Bloomberg All Commodity Strategy K-1 Free ETF

3.	ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

4.	ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF

5.	ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF

4